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                                                                   Exhibit 15(b)

November 9, 2001


To Sysco Corporation:


We are aware that Sysco Corporation has incorporated by reference in its Registration Statements on Form S-3 (333-52897 and 333-65594), Form S-4 (333-30050, 333-53510 and 333-50842) and Form S-8 (33-10906, 2-76096, 33-45804,
33-45820, 333-01259, 333-01255, 333-01257, 333-27405, 333-66987, 333-49840 and
333-58276) its Form 10-Q for the quarter ended September 29, 2001, which includes our report dated November 9, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to November 9, 2001.

Very truly yours,


/s/  Arthur Andersen LLP

Houston, Texas